UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2025

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West, 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, the Board of Directors (the “Board”) of Intelligent Bio Solutions Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved certain amendments (collectively, the “Amendments”) to the Employment Agreements, each dated June 27, 2022, between Intelligent Bio Solutions (APAC) Pty Ltd, a subsidiary of the Company, and each of Harry Simeondis, the Company’s President and Chief Executive Officer (the “Simeondis Employment Agreement”), and Spiro Sakiris, the Company’s Chief Financial Officer (the “Sakiris Employment Agreement”). The amendment to the Simeondis Employment Agreement (the “Simeondis Amendment”) and the amendment to the Sakiris Employment Agreement (the “Sakiris Amendment”) were each executed and became effective as of June 30, 2025.

The Amendments modified the terms of each Employment Agreement to, among other things: (i) revise the restricted period applicable to post-employment non-compete obligations, providing for a tiered structure ranging from twenty-four (24) months down to one (1) month depending on enforceability; (ii) expand the scope of non-compete restrictions to prohibit direct or indirect involvement with any competing entity during the restricted period and within the restricted area; and (iii) enhance severance benefits to provide that in the event of a termination of employment by the Company without cause, the affected employee will be entitled to (a) a cash payment equal to 100% of the potential bonus, irrespective of individual or Company performance, payable at the same time as bonuses to similarly situated employees, and (b) immediate full vesting of all outstanding equity awards, including unvested restricted stock, as of the termination date, subject to applicable tax withholdings. If such a termination occurs in connection with or following a Change in Control (as defined below) and without cause, the employee will also receive (i) a cash payment equal to two times the employee’s annual base salary, and (ii) an additional cash payment equal to 100% of the potential bonus, both subject to applicable tax withholdings. A “Change in Control” is defined to include: (i) the acquisition of more than 20% of the Company’s voting stock by a person or group; (ii) certain mergers or consolidations resulting in a change in voting power; (iii) the sale or disposition of all or substantially all of the Company’s assets; or (iv) changes in the majority composition of the Board, subject to specified exceptions. An increase in stock ownership resulting from the Company’s repurchase of its own stock is excluded from the definition of Change in Control.

On June 30, 2025, the Board, upon the recommendation of the Compensation Committee, also increased Mr. Simeondis’s annual base salary from AUD$560,000 to AUD$580,000, and increased Mr. Sakiris’s annual base salary from AUD$410,000 to AUD$430,000.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Simeondis Amendment and the Sakiris Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	First Amendment to Employment Agreement (Simeonidis) dated June 30, 2025
10.2	First Amendment to Employment Agreement (Sakiris) dated June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer